Exhibit 99.1
Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com
XILINX ANNOUNCES Q1 FISCAL 2012 RESULTS;
SALES INCREASE 5% SEQUENTIALLY
SAN JOSE, CA, July 20, 2011— Xilinx, Inc. (Nasdaq: XLNX) today announced first quarter fiscal 2012 sales of $615.5 million, up 5% sequentially from the prior quarter and up 3% from the same quarter of the prior year. First quarter net income was $154.4 million, or $0.56 per diluted share.
The Xilinx Board of Directors announced a quarterly cash dividend of $0.19 per outstanding share of common stock, payable on August 31, 2011 to all stockholders of record at the close of business on August 10, 2011.
Additional first quarter comparisons are represented in the charts below:
GAAP Results
(In millions, except EPS)

	Q1	Q4	Q1	Growth Rates
	FY 2012	FY 2011	FY 2011	Q-T-Q	Y-T-Y
Net revenues	$615.5	$587.9	$594.7	5%	3%
Operating income	$188.3	$181.2	$208.0	4%	-9%
Net income	$154.4	$160.1	$158.6	-4%	-3%
Diluted earnings per share	$0.56	$0.59	$0.58	-5%	-3%
“Sales in the June quarter exceeded our expectations,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “New product sales were exceptionally strong increasing 17% sequentially. Much of this growth came from strong customer demand for our 40-nm Virtex®-6 and Spartan®-6 families as well as our 65-nm Virtex-5 family. In addition, we continued to demonstrate our 28-nm technology leadership by shipping our second FPGA family, Virtex-7, during the quarter. With the industry’s highest performance, density and bandwidth, Virtex-7 FPGAs achieved design wins in a broad base of applications including wired and wireless communications, broadcast infrastructure, aerospace and defense and high performance computing.”

Net Revenues by Geography:

	Percentages			Growth Rates
	Q1	Q4	Q1
	FY 2012	FY 2011	FY 2011	Q-T-Q	Y-T-Y
North America	30%	27%	32%	14%	-6%
Asia Pacific	35%	35%	34%	6%	6%
Europe	26%	30%	26%	-8%	4%
Japan	9%	8%	8%	18%	29%
Net Revenues by End Market:

	Percentages			Growth Rates
	Q1	Q4	Q1
	FY 2012	FY 2011	FY2011	Q-T-Q	Y-T-Y
Communications	45%	47%	47%	1%	-2%
Industrial & Other	34%	32%	32%	11%	8%
Consumer & Automotive	14%	14%	15%	0%	-1%
Data Processing	7%	7%	6%	15%	28%
Net Revenues by Product:

	Percentages			Growth Rates
	Q1	Q4	Q1
	FY 2012	FY 2011	FY 2011	Q-T-Q	Y-T-Y
New	51%	46%	39%	17%	35%
Mainstream	23%	26%	30%	-6%	-19%
Base	21%	23%	27%	-5%	-18%
Support	5%	5%	4%	-3%	6%
Products are classified as follows:
New Products: Virtex®-6, Virtex-5, Spartan®-6, Spartan-3A and Spartan-3E product families Mainstream Products: Virtex-4, Spartan-3, Spartan-II and CoolRunner™-II product families Base Products: Virtex, Virtex-E, Virtex-II, Spartan, XC4000, CoolRunner and XC9500 product families Support Products: Configuration products, HardWire, Software & Support/Services
Key Statistics:
(Dollars in millions)

	Q1	Q4	Q1
	FY 2012	FY 2011	FY 2011

Annual Return on Equity (%)*	25	28	32

Operating Cash Flow	$238	$245	$105

Depreciation Expense	$14	$13	$12

Capital Expenditures	$14	$17	$18

Combined Inventory Days	117	133	80

Revenue Turns (%)	57	53	53

*	Return on equity calculation: Annualized net income/average stockholders’ equity

Product Highlights
•	Xilinx recently released its ISE® Design Suite 13.2, which provides increased designer productivity and improved Quality of Results for our 28-nm 7 series families including the recently shipped Virtex-7 VS485T device. In addition, this latest edition of ISE Design Suite provides an increase in performance of up to 25 percent in designs targeting Virtex-7 2000T devices, the industry’s largest density FPGAs built using Stacked Silicon Interconnect technology.
•	Sales from 40-nm Virtex-6 and Spartan-6 FPGA products were stronger than expected during the quarter representing nearly 10% of total sales. Strength during the quarter was driven by a broad base of applications including wired and wireless communications, defense, test & measurement, audio video broadcast and high performance computing.
Business Outlook — September Quarter Fiscal 2012
•	Sales are expected to be up 1% to down 3% sequentially.

•	Gross margin is expected to be approximately 63%.

•	Operating expenses are expected to be approximately $218 million, including approximately $2 million of amortization of acquisition-related intangibles and approximately $6 million in restructuring charges.

•	Other income and expense is expected to be an expense of approximately $7 million.

•	Fully diluted share count is expected to be approximately 278 million.

•	September quarter tax rate is expected to be approximately 14%.
Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the first quarter financial results and management’s outlook for the September quarter. The webcast and subsequent replay will be available in the investor relations section of the Company’s web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (800) 642-1687 and referencing confirmation code 57880006. The telephonic replay will be available for two weeks following the live call.
This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward-looking statements that include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our programmable platforms, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the September quarter for fiscal 2012. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, variability in wafer pricing, and other risk factors listed in our most recent Form 10-K.
About Xilinx
Xilinx is the world’s leading provider of programmable platforms. For more information, visit www.xilinx.com.
Xilinx, the Xilinx logo, Virtex, Spartan, ISE, and other brands designated herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
#1152F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Jul. 2,	Apr. 2,	Jul. 3,
	2011	2011	2010
Net revenues	$615,463	$587,852	$594,737
Cost of revenues	223,132	203,703	208,176

Gross margin	392,331	384,149	386,561

Operating expenses:
Research and development	106,017	102,967	94,484
Selling, general and administrative	96,396	92,863	84,058
Amortization of acquisition-related intangibles	1,623	1,034	—
Restructuring charges	—	6,070	—

Total operating expenses	204,036	202,934	178,542

Operating income	188,295	181,215	208,019
Impairment loss on investments	—	(5,904)	—
Interest and other expense, net	(7,811)	(6,499)	(5,130)

Income before income taxes	180,484	168,812	202,889
Provision for income taxes	26,110	8,760	44,302

Net income	$154,374	$160,052	$158,587

Net income per common share:
Basic	$0.58	$0.61	$0.58

Diluted	$0.56	$0.59	$0.58

Cash dividends declared per common share	$0.19	$0.16	$0.16

Shares used in per share calculations:
Basic	265,313	263,603	272,097

Diluted	276,077	272,161	275,541

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Jul. 2,	Apr. 2,
	2011	2011
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,973,386	$1,926,413
Accounts receivable, net	244,683	286,464
Inventories	250,158	264,745
Deferred tax assets and other current assets	152,813	145,164

Total current assets	2,621,040	2,622,786
Net property, plant and equipment	380,661	380,570
Long-term investments	899,570	766,452
Other assets	429,901	371,042

Total Assets	$4,331,172	$4,140,850

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$342,001	$268,377
Deferred income on shipments to distributors	92,125	99,763

Total current liabilities	434,126	368,140
Convertible debentures	894,478	890,980
Deferred tax liabilities	420,581	403,990
Other long-term liabilities	81,919	63,123

Stockholders’ equity	2,500,068	2,414,617

Total Liabilities and Stockholders’ Equity	$4,331,172	$4,140,850

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended
	Jul. 2,	Apr. 2,	Jul. 3,
	2011	2011	2010

SELECTED CASH FLOW INFORMATION:
Depreciation	$13,698	$12,923	$12,191
Amortization	3,710	2,972	1,743
Stock-based compensation	13,767	14,963	15,120
Net cash provided by operating activities	237,694	244,967	105,042
Purchases of property, plant and equipment	13,789	16,655	18,267
Payment of dividends to stockholders	50,456	42,121	43,817
Repurchases of common stock	65,654	—	433,333
Proceeds from issuance of common stock to employees and excess tax benefit	31,450	105,135	5,817

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,310	$1,154	$1,267
Research and development	6,487	7,115	7,204
Selling, general and administrative	5,970	6,694	6,649